UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2010 (August 31, 2010)

PERICOM SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-27026	77-025462
(Commission File Number)	(I.R.S. Employer Identification No.)

3545 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 435-0800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

On August 8, 2010, Pericom Semiconductor Corporation (“Pericom”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PTI Acquisition Subsidiary Inc., a wholly-owned subsidiary of Pericom, Pericom Technology Inc. (“PTI”) and Yuk Kin Wong as the representative of the Securityholders of PTI as defined in the Merger Agreement.

As of August 31, 2010, Pericom completed the acquisition of PTI pursuant to the terms of the Merger Agreement.  The acquisition was effected pursuant to a merger of Merger Sub into PTI, with PTI continuing as the surviving corporation and a wholly-owned subsidiary of Pericom Asia Limited (“PAL”), which is in turn a wholly-owned subsidiary of Pericom (the “Merger”).

Under the Merger Agreement, Pericom paid approximately $30.6 million upon the closing of the Merger for the remaining 59.6% fully diluted ownership in PTI not held by Pericom, which includes an initial working capital adjustment at closing as provided for in the Merger Agreement.  Up to an additional approximately $6 million in earn-out consideration and bonus payments is also payable by Pericom pursuant to the Merger Agreement upon achievement of gross profit milestones during a one year earn-out period.  Portions of the merger consideration are being held in an escrow fund in respect of the PTI shareholders’ indemnity obligations owed to Pericom and in a fund relating to a potential, additional working capital adjustment.

Further information concerning this transaction, including information otherwise required under this Item 2.01, is set forth in Item 1.01 of Pericom’s Form 8-K filed on August 12, 2010, and in a copy of the Merger Agreement filed with that Form 8-K as Exhibit 2.1, and such Item 1.01 and Exhibit 2.1 are incorporated by reference in this report.

Item 7.01                      Regulation FD Disclosure.

On September 1, 2010, Pericom issued a press release announcing that Pericom had completed the transaction contemplated by the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits

a.	Financial Statements of Business Acquired.

Financial statements required by this item and by item 9.01 (b), with respect to the acquisition described in Item 2.01 herein, shall be filed as soon as practicable, and in any event not later than 71 days after the date that this initial Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

b.	Pro Forma Financial Information

See response to Item 9.01 (a).

d.	Exhibits

Exhibit 99.1 is being furnished with this Current Report on Form 8-K:

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of August 8, 2010, by and among Pericom Semiconductor Corporation, PTI Acquisition Subsidiary Inc., Pericom Technology Inc., and Yuk Kin Wong in his capacity as the representative of the Securityholders, which was filed as exhibit 2.1 to Pericom’s Form 8-K, filed on August 12, 2010 and incorporated by reference herein.  The schedules to the agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. Pericom agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

99.1	Press Release dated September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION (the Registrant)

By:	/s/ Aaron Tachibana
Aaron Tachibana
Chief Financial Officer

Dated: September 3, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of August 8, 2010, by and among Pericom Semiconductor Corporation, PTI Acquisition Subsidiary Inc., Pericom Technology Inc., and Yuk Kin Wong in his capacity as the representative of the Securityholders, which was filed as exhibit 2.1 to Pericom’s Form 8-K, filed on August 12, 2010 and incorporated by reference herein.  The schedules to the agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.  Pericom agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

99.1	Press Release dated September 1, 2010.